UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXI	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 21, 2020, Cardax, Inc. (the “Company”) entered into and consummated a secured bridge financing of $250,000 through a Secured Convertible Promissory Note (the “Note”). The lender was Harbor Gates Capital, LLC, a Wyoming limited liability company (the “Lender”).

The terms of this bridge financing included the following agreements and documents, each entered into as of January 21, 2020:

Securities Purchase Agreement

The Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and the Lender to issue the Note, described below. Under the Purchase Agreement, the Company will issue $25,000 of its restricted shares of common stock, par value $0.001 per share (the “Common Stock”) at a price per share equal to the average of the volume weighted average prices of the Common Stock during the five (5) trading days prior to the February 21, 2020.

The Purchase Agreement also included customary representations, warranties, and covenants of the parties to such agreement.

Secured Convertible Promissory Note

The Company issued to the Lender the Note, which included the following terms:

●	Principal Amount equal to $262,500, which included an original issue discount of $12,500, and gross proceeds to the Company of $250,000, which were used by the Company to pay accrued expenses and for other general corporate purposes.

●	Maturity date: June 30, 2020.

●	The Note bears a one-time interest charge of 10%, which shall be paid at the maturity date, unless the Note is converted into shares of Common Stock.

●	The Lender may convert any or all of the obligations of the Note into shares of Common Stock at a price per share (the “Conversion Price”) equal to the following, subject to customary adjustments for stock splits or similar transactions:

-	$14.00 initially, with a one-time reset on February 21, 2020 to a price equal to the average of the volume weighted average prices of the Common Stock during the five (5) trading days prior to February 21, 2020, wherein “trading day” means any day on which the Common Stock is tradable on the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded; or if lower

-	From and after the maturity date, a price equal to 70% of the average of the two lowest daily volume-weighted average prices of the Common Stock for the 15 trading days prior to the Conversion Date.

●	The number of shares of Common Stock that may be issued upon conversion is subject to specified limitations of beneficial ownership that are set forth in the Note of 4.99% or, at the option of the Lender, 9.99% of the issued and outstanding shares of Common Stock, which limitations may be decreased or terminated in the Lender’s sole discretion upon 61 days’ notice to the Company.

●	The Company may prepay the Note in whole or part, subject to specified prepayment premiums or penalties, equal to 15% for prepayments on or prior to March 31, 2020; 25% for prepayments on or prior to May 15, 2020; or 30% prior to June 30, 2020.

●	The Note provided for certain customary events of default, including:

-	Change of control, being: (1) acquisition of beneficial ownership of 50% or more of the voting securities of the Company by any individual or legal entity or group, other than in connection with an underwritten public offering; or (2) merger or similar transaction where the stockholders of the Company do not own 50% of the aggregate voting power of the surviving entity after such transaction; or (3) sale of all or substantially all of the assets and the stockholders of the Company immediately prior to such transaction do not own 50% of the aggregate voting power of the acquiring entity immediately after such transaction; or (4) a replacement at one time or within a two year period of more than half of the members of the Board of Directors, if not approved by a majority of the Board of Directors; or (5) David G. Watumull and David M. Watumull shall both have been terminated by the Company as Chief Executive Officer and Chief Operating Officer other than for cause;

-	Judgements entered against the Company for more than $500,000 which are not vacated within 180 days;

-	Failure of the Company to comply with the reporting obligations under the Securities Exchange Act of 1934, as amended;

-	Suspension of trading of the Common Stock that continues for 5 trading days; or

-	Delisting of the Common Stock on the OTCQB or any other exchange that the Common Stock is listed for trading that continues for 15 days.

●	Upon any event of default, the principal of the Note is increased by 5% and, at the Lender’s option, the maturity of the Note is accelerated.

The Note also included customary representations, warranties, and covenants of the Company.

Security Agreement

The Company granted to the Lender a security interest pursuant to the terms of the Security Agreement (the “Security Agreement”) by and between the Company and the Lender in specified collateral, including (as defined under the Uniform Commercial Code): all finished goods, including, without limitation, all inventory; all accounts, together with all instruments, all documents of title representing any of the foregoing, and all right, title, security, and guaranties with respect to each account, including any right of stoppage in transit; and the products and proceeds of all of the foregoing.

The Security Agreement also included customary representations, warranties, and covenants of the parties to such agreement. Upon any Event of Default under the terms of the Security Agreement, the Lender shall have the rights of a secured party under the Uniform Commercial Code, including the right to take possession and sell the collateral and use under a license the intellectual property of the Company related to its inventory.

Subsidiary Guaranty

Cardax Pharma, Inc., the wholly-owned subsidiary of the Company (the “Subsidiary”) entered into a Subsidiary Guaranty (the “Subsidiary Guaranty”) in favor of the Lender that unconditionally and irrevocably, guarantees to Lender and its successors, endorsees, transferees, and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the obligations of the Company under the transaction documents. Such Subsidiary Guaranty also included customary representations, warranties, and covenants of the Subsidiary. Such covenants included that for so long a 67% of the principal amount of the Note is outstanding, the Subsidiary would not:

●	Incur or suffer to exist indebtedness or grant or suffer to exist any lien that, in either case, provides a security interest that is senior to the security interest granted by the Company on the collateral pledged under the Security Agreement.

●	Enter into any affiliated transaction, other than transactions that are made on arm’s length terms and approved by the majority of the disinterested directors or that provide for any additional equity or unsecured debt investment in the Company.

Personal Guaranty of David G. Watumull

In order to induce the Lender to make the bridge financing, the Company’s Chief Executive Officer and director, David G. Watumull, personally guaranteed the obligations of the Company under the transaction documents described above pursuant to the terms of a Personal Guaranty (the “Personal Guaranty”). The Personal Guaranty included customary representations, warranties, and covenants. The Personal Guaranty is intended to be additional collateral for the Company’s obligations and will be enforced by the Lender only after (1) the inventory collateral is transferred to the Lender and (2) at least 90% of such inventory collateral is sold, or if earlier, 180 days after such transfer. The Company has agreed to indemnify and hold Mr. Watumull harmless for all amounts that he may be required to pay or any obligations under the Personal Guaranty.

Definitive Agreements

Forms of the Purchase Agreement, Note, Security Agreement, Subsidiary Guaranty, and Personal Guaranty are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 respectively, to this Current Report on Form 8-K. Each such agreement or document has additional customary representations, warranties, and covenants.

The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement by and among Cardax, Inc. and Harbor Gates Capital, LLC
10.2	Form of Secured Convertible Promissory Note issued by Cardax, Inc. to Harbor Gates Capital, LLC
10.3	Form of Security Agreement by and among Cardax, Inc. and Harbor Gates Capital, LLC
10.4	Form of Subsidiary Guaranty by and among Cardax Pharma, Inc. and Harbor Gates Capital, LLC
10.5	Form of Personal Guaranty of David G. Watumull

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2020

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull Chief Executive Officer and President